NEWS RELEASE

            [WRIT Washington Real Estate Investment Trust LOGO HERE]

CONTACT:                     6110 Executive Boulevard               Listed: NYSE
Larry E. Finger                      Suite 800               Trading Symbol: WRE
Senior V.P. - C.F.O.         Rockville, Maryland 20852     Newspaper Quote: WRIT
Direct Dial: (301) 255-0820      Tel 301-984-9400               www.washreit.com
E-Mail: lfinger@washreit.com     Fax 301-984-9610

FOR IMMEDIATE RELEASE                                              July 26, 1999
Page 1 of 6

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                     2nd Quarter 1999 FFO Per Share Up 12%

Washington Real Estate Investment Trust (WRIT) reported today that Funds From Operations (FFO) per share increased 11.7% to $0.38 in the second quarter of 1999 from $0.34 in the second quarter of 1998. FFO increased 11.5% to $13,409,000 for the quarter ended June 30, 1999 from $12,030,000 for the quarter ended June 30, 1998. FFO is the primary performance measure for the REIT industry.

Edmund B. Cronin, Jr., President and CEO, stated that WRIT's FFO growth is due to the excellent performance of recent acquisitions, combined with the strong core portfolio net operating income increase of 8.6%. WRIT's core portfolio excludes properties not owned for the entirety of both periods being compared.

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington-Baltimore region. The Trust owns a diversified portfolio of 55 properties consisting of 12 retail centers, 20 office buildings, 8 apartment properties and 15 industrial/flex properties.

WRIT dividends have increased every year for 28 consecutive years. During these 28 years, WRIT's dividends have been increased 36 times, a record unmatched by any other publicly traded real estate investment trust. WRIT's shares are publicly traded on the New York Stock Exchange (symbol: WRE).

CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, FLUCTUATIONS IN INTEREST RATES, AVAILABILITY OF RAW MATERIALS AND LABOR COSTS, LEVELS OF COMPETITION, THE EFFECT OF GOVERNMENT REGULATION, THE AVAILABILITY OF CAPITAL, WEATHER CONDITIONS AND CHANGES IN GENERAL ECONOMIC CONDITIONS.

                                   CONTINUED

FOR IMMEDIATE RELEASE                                              July 26, 1999
Page 2 of 6

                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                              FINANCIAL HIGHLIGHTS
                      (in thousands except per share data)

                                    QUARTER ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                   ------------------------    ---------------------------
OPERATING RESULTS                    1999         1998             1999          1998
----------------------------       ---------  -------------    ------------- -------------
Real estate rental revenue           $28,864        $25,413          $56,518       $49,914
Real estate expenses                  (8,595)        (7,812)         (17,100)      (14,942)
                                   ---------  -------------    ------------- -------------
                                      20,269         17,601           39,418        34,972
Real estate depreciation and
amortization                          (4,644)        (3,743)          (9,095)       (7,383)
                                   ---------  -------------    ------------- -------------
INCOME FROM REAL ESTATE              $15,625        $13,858          $30,323       $27,589

Other income                             232            316              437           547
Interest expense                      (5,386)        (4,237)         (10,607)       (8,015)
General and administrative            (1,706)        (1,650)          (2,939)       (3,178)
                                   ---------  -------------    ------------- -------------

INCOME BEFORE GAIN ON SALE OF
REAL ESTATE                           $8,765         $8,287          $17,214       $16,943
                                   ---------  -------------    ------------- -------------

Gain on sale of real estate                -             64            7,909         5,926

NET INCOME                            $8,765         $8,351          $25,123       $22,869
                                   =========  =============    ============= =============

INCOME BEFORE GAIN ON REAL ESTATE
PER SHARE                              $0.25          $0.23            $0.48         $0.47
                                   =========  =============    ============= =============

NET INCOME PER SHARE                   $0.25          $0.23            $0.70         $0.64
                                   =========  =============    ============= =============

Income before gain on sale of
real estate                           $8,765         $8,287          $17,214       $16,943
Real estate depreciation and
amortization                           4,644          3,743            9,095         7,383
                                   ---------  -------------    ------------- -------------

FUNDS FROM OPERATIONS                $13,409        $12,030          $26,309       $24,326
                                   =========  =============    ============= =============

FUNDS FROM OPERATIONS PER
SHARE                                  $0.38          $0.34            $0.74         $0.68
                                   =========  =============    ============= =============

DIVIDENDS PAID PER SHARE             $0.2925          $0.28          $0.5725         $0.55
                                   =========  =============    ============= =============

Weighted average shares
outstanding                        35,709,789    35,685,138       35,708,988    35,684,566

                                      AS OF         AS OF
                                     JUNE 30,    DECEMBER 31,
BALANCE SHEET DATA                     1999         1998
------------------                   ---------   -------------
Cash and temporary
investments                           $5,320         $4,595
Real estate assets, at cost (1)      631,985        598,874
Total assets, at cost (1)            659,336        627,008
Lines of credit payable               66,000         44,000
Mortgage note payable                 28,642         28,912
Notes payable                        210,000        210,000
Total liabilities                    325,581        303,447
Shareholders' equity                 258,685        253,733
Shareholders' equity, at cost (1)   $332,210       $322,034

(1) At cost means adding back accumulated depreciation.

                                    CONTINUED

Washington Real Estate Investment Trust
Q2 1999 Supplemental Disclosures
Page 3 of 6



CORE PORTFOLIO OPERATING INCOME (NOI) GROWTH, RENTAL RATE GROWTH, NET REVENUE GROWTH AND OPERATING EXPENSE INCREASE BY SECTOR - Q2 1999 VS. Q2 1998


                            NOI        RENTAL RATE    NET REVENUE    OPERATING
  SECTOR                  GROWTH         GROWTH         GROWTH     EXP. INCREASE
  ------                  ------       -----------    -----------  -------------
Apartments                  4.1%          3.5%           3.8%            3.2%
Office Buildings           11.1%          5.0%           7.3%           -0.2%
Retail Centers             10.1%          2.3%           8.9%            9.0%
Industrial/Flex
Centers                     4.3%          6.6%           4.2%            3.6%
                            ----          ----           ----            ----
OVERALL CORE PORTFOLIO      8.6%          4.4%           6.4%            2.1%



CORE PORTFOLIO & OVERALL OCCUPANCY LEVELS BY SECTOR

                                CORE PORTFOLIO            ALL PROPERTIES
                            ---------------------------------------------------
                              2ND QTR     2ND QTR      2ND QTR      2ND QTR
SECTOR                          1999        1998        1999          1998
------                          ----        ----        ----          ----

Apartments                     95.9%       94.9%        95.9%        94.9%
Office Buildings               98.3%       96.2%        98.2%        96.1%
Retail Centers                 97.5%       94.5%        95.5%        93.7%
Industrial/Flex Centers        97.9%       95.7%        94.5%        93.7%
                               -----       -----        -----        -----

OVERALL PORTFOLIO              97.6%       95.6%        96.8%        95.2%


CAPITAL IMPROVEMENTS SUMMARY

During Q2 1999, WRIT invested $3.2 million in real estate capital improvements. A breakdown of these improvements is as follows (in 000's):

   Accretive Capital Improvements
      Acquisition Related                  $  943
      Expansions & Major Renovations        1,206
      Tenant Improvements                     346
                                           ------
   Total Accretive Capital Improvements     2,495
      Recurring Capital Improvements          670
                                           ------
   Total Capital Improvements              $3,165


                                    CONTINUED

Washington Real Estate Investment Trust
Q2 1999 Supplemental Disclosures
Page 4 of 6


Q2 1999 COMMERCIAL LEASING ACTIVITY

In Q2 1999, WRIT executed leases for 348,000 square feet of commercial space at a weighted average initial face rate of $14.57 psf. This represents an increase of 16.2% ($2.03 psf) over the prior rent in place on a cash, i.e., non-straight line basis. Details by sector are as follows:

                               PREVIOUS       NEW
SECTOR           SQUARE FEET   FACE RENT   FACE RENT  $ INCREASE   % INCREASE
------           -----------   ---------   ---------  ----------   ----------

Office             150,828       $19.27      $ 22.92      $ 3.65        18.9%
Retail              64,237        10.41        11.62        1.21        11.6%
Industrial/Flex    133,371         5.94         6.54         .60        10.0%
                   -------         ----         ----         ---        -----

OVERALL            348,436       $12.54       $14.57      $ 2.03        16.2%


                    AVG TERM         AVERAGE        AVERAGE
SECTOR               (YEARS)       SQUARE FEET    TENANT IMP.
------              --------       -----------    -----------

Office                 4.7            3,078         $4.71
Retail                 4.9            4,941           .92
Industrial/Flex        2.7            8,891           .23
                       ---            -----           ---

OVERALL                4.0            4,525         $2.03

Of particular note was a lease at WRIT's Tycon III office building in Tysons Corner, Virginia. A major internet company leased 14,140 square feet of below grade space for $20 per square foot, plus electric, with $3.54 per square foot in tenant improvements. The lease is for 10 years with 3% annual escalations in the base rent. This space had most recently been leased at $13.55 per square foot, but demand for the space was very high due to its close proximity to the Mae-East Internet peering point.

NORTHERN VIRGINIA INDUSTRIAL PARK UPDATE

On May 22, 1998 WRIT acquired the 790,000 square foot Northern Virginia Industrial Park (NVIP). At acquisition, the property was 82.8% leased at an average per square foot rent of $4.25 NNN. Upon acquisition, WRIT reported that the property had been under-managed and that the market vacancy rate was approximately 1/2 the project vacancy rate. In addition, WRIT indicated that market rents for the property, in a well managed condition, would range from $5.00 to $5.50 NNN, depending on the interior office build-out of the various spaces.


                                    CONTINUED

Washington Real Estate Investment Trust
Q2 1999 Supplemental Disclosures
Page 5 of 6


As of June 30, 1999, i.e., in the 13 months since acquisition, WRIT has executed leases for 225,000 square feet at a weighted average $5.41 NNN psf. This average rent is 27% above the average rent in the park at acquisition.

Q2 1999 ACQUISITIONS

600 JEFFERSON PLAZA and 1700 RESEARCH BOULEVARD, two Rockville, Maryland office buildings, were acquired on May 24, 1999, for $27 million cash. The buildings contain a total of 217,000 rentable square feet plus parking and were 99% leased at acquisition. At an average purchase price of $124 per square foot, the buildings were acquired at a substantial discount to replacement cost.

The properties are anticipated to produce a first year cash return on investment
(ROI) of 9.4%. This first year ROI is anticipated to grow by over 5% per year over the first five years due to the average rents in the property being more than 19% below current market rents.

SULLY SQUARE, a three building flex/industrial complex in Chantilly, Virginia was acquired for $7.5 million, cash, on April 16, 1999. Sully Square contains 95,000 rentable square feet and was 100% leased at acquisition. Leases for approximately 15% of the rentable area in the property will expire in 1999 at rents which are more than 30% below market. The acquisition is anticipated to produce a first year cash return on investment of 9.9%.

The property is located in the fully completed Sullyfield Business Park, which contains approximately 1.6 million square feet in 28 buildings. Dulles South IV, a 100% leased, 83,000 square foot flex/industrial property acquired by WRIT in January 1999, is also located in the Park. Sullyfield Business Park is located 1/2 mile from the Route 50 & Route 28 interchange, directly across from Dulles Business Park, another master-planned business park containing the 92,000-square foot Earhart Building, a 100% leased flex building acquired by WRIT in December 1996.

WRIT now owns 6 office buildings, containing over 730,000 square feet, in the Rockville sub-market and 6 flex buildings, containing 270,000 square feet, in the Chantilly sub-market. These strong market positions will give WRIT significant synergistic leasing opportunities to accommodate the changing needs of the more than 200 tenants in these properties.

A portion of the cash required for these purchases was provided by WRIT's Q1 1999 property dispositions, thereby allowing WRIT to defer recognition of the gain on sale for tax purposes.

KIVEX.COM AND STARPOWER COMMUNICATIONS AGREEMENTS

During Q2 1999, WRIT signed agreements with Kivex.com and Starpower Communications to offer low cost, high speed internet access, cable TV and local & long distance telephone service to its tenants.

                                    CONTINUED

WASHINGTON REAL ESTATE INVESTMENT TRUST
Q2 1999 SUPPLEMENTAL DISCLOSURES
PAGE 6 OF 6


Kivex.com will offer T1 Internet access to WRIT's office building tenants through their multi-tenant Internet Building(TM) program. This program provides T1 Internet access, which is up to 100 times faster than dial-up modems and over 12 times faster than ISDN, at lower costs than these much slower alternatives.

Kivex.com is the leading Internet Service Provider (ISP) to multi-tenant commercial office buildings in the U.S. In addition to high speed Internet access, Kivex.com services will include POP3 e-mail, corporate website hosting, firewall protection, LAN/WAN connectivity, 24X7 network monitoring, and a toll free help support desk.

Starpower will offer WRIT's residential tenants high speed internet access, cable TV, and local & long distance telephone service at up to 30% savings over current providers. Starpower LLC is a joint venture between Potomac Electric Power Company (PEPCO) and RCN Telecom Services.

These agreements will provide WRIT additional sources of revenue from its existing properties, while giving these properties a competitive advantage in the market.


                                       END